Exhibit 99.1

FedEx Corp. Reports Higher Second Quarter Results

Full-Year Earnings Outlook Increased

MEMPHIS, Tenn., December 19, 2017 ... FedEx Corp. (NYSE: FDX) today reported earnings of $2.84 per diluted share ($3.18 per diluted share on an adjusted basis) for the second quarter ended November 30, compared to earnings of $2.59 per diluted share ($2.77 per diluted share on an adjusted basis) a year ago.

Both as-reported and adjusted fiscal 2018 earnings reflect the estimated negative impact of the June 27 cyberattack affecting TNT Express ($0.31 per diluted share). This year’s and last year’s quarterly consolidated earnings have been adjusted for TNT Express integration expenses of $0.33 and $0.18 per diluted share, respectively.

“Strategic execution by the FedEx team and a stronger global economy drove improved financial results, and we are well positioned for profitable, long-term growth,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “We are on track for another record holiday-shipping season, and customer-service levels have been outstanding. We thank our more than 400,000 dedicated team members around the world for their extraordinary dedication.”

Second Quarter Results

FedEx Corp. reported the following consolidated results for the second quarter (adjusted measures exclude TNT Express integration expenses):

	Fiscal 2018		Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$16.3 billion	$16.3 billion	$14.9 billion	$14.9 billion
Operating income	$1.26 billion	$1.38 billion	$1.17 billion	$1.23 billion
Operating margin	7.7%	8.5%	7.8%	8.2%
Net income	$775 million	$866 million	$700 million	$750 million
Diluted EPS	$2.84	$3.18	$2.59	$2.77

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Operating income increased due to higher base rates and increased volume at each transportation segment, partially offset by reduced revenue resulting from the TNT Express cyberattack and higher TNT Express integration expenses. Results also reflect a tax benefit of approximately $80 million ($0.29 per diluted share) from foreign tax credits associated with a dividend paid from foreign operations, and a favorable net impact from fuel.

Outlook

FedEx is unable to forecast the fiscal 2018 year-end mark-to-market (MTM) pension accounting adjustments. As a result, the company is unable to provide fiscal 2018 earnings or effective tax rate (ETR) guidance on a GAAP basis.

Before year-end MTM pension accounting adjustments, earnings are now projected to be $11.45 to $12.05 per diluted share for fiscal 2018. The fiscal 2018 earnings forecast before year-end MTM pension accounting adjustments and excluding expenses related to TNT Express integration and certain first quarter FedEx Trade Networks legal matters is now $12.70 to $13.30 per diluted share. These forecasts assume moderate economic growth and continued recovery from the cyberattack. The fiscal 2018 ETR forecast is now 33% to 34% before year-end MTM pension accounting adjustments. Each of these forecasts is based on current U.S. tax laws.

If the Tax Cuts and Jobs Act is enacted as set forth in the Joint Conference Report, earnings per share could increase by an estimated $4.40 to $5.50 per diluted share for fiscal 2018 before year-end MTM pension accounting adjustments, primarily due to the revaluation of net deferred tax liabilities. This range also includes an estimated $0.85 to $1.00 per diluted share due to a lower tax rate on fiscal 2018 earnings.

The capital spending forecast for fiscal 2018 remains $5.9 billion. The company is accelerating the integration process and increasing investments to move TNT Express information technology and operational infrastructure to FedEx infrastructure due to the recent cyberattack at TNT Express. As a result, the total TNT Express integration program expense through fiscal 2020 is now estimated to be approximately $1.4 billion, up from the previous $800 million estimate, of which $450 million is expected to be incurred in fiscal 2018.

“We are increasing our fiscal 2018 forecast, due to enhanced revenue quality, solid demand trends and our success in restoring business impacted by this summer’s cyberattack,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We expect to see improved results in our fiscal second half, and we reaffirm our commitment to improve operating income at the FedEx Express segment by $1.2 to $1.5 billion in fiscal 2020 versus fiscal 2017.”

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FedEx Express Segment

For the second quarter, the FedEx Express segment reported (adjusted measures exclude TNT Express integration expenses):

	Fiscal 2018		Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$9.35 billion	$9.35 billion	$8.64 billion	$8.64 billion
Operating income	$717 million	$813 million	$706 million	$734 million
Operating income YOY change %	2%	11%
Operating margin	7.7%	8.7%	8.2%	8.5%

Revenue grew primarily due to higher base rates, strong growth in international services, higher fuel surcharges and favorable exchange rates, partially offset by the impact from the TNT Express cyberattack.

Operating income increased due to higher revenue, a favorable net impact from fuel and continued cost efficiencies, partially offset by an estimated $100 million impact from the cyberattack and the timing of aircraft maintenance events. As-reported results include $96 million of TNT Express integration expenses.

FedEx Ground Segment

For the second quarter, the FedEx Ground segment reported:

	Fiscal 2018	Fiscal 2017	Change
Revenue	$4.93 billion	$4.42 billion	12%
Operating income	$521 million	$465 million	12%
Operating margin	10.6%	10.5%	0.1 pts

Revenue increased due to average daily package volume growth of 7% and higher base rates.

Operating results improved due to revenue growth, partially offset by higher purchased transportation, network expansion and staffing costs and increased self-insurance reserves.

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FedEx Freight Segment

For the second quarter, the FedEx Freight segment reported:

	Fiscal 2018	Fiscal 2017	Change
Revenue	$1.76 billion	$1.60 billion	10%
Operating income	$118 million	$88 million	34%
Operating margin	6.7%	5.5%	1.2 pts

Revenue increased due to less-than-truckload (LTL) revenue per shipment growth of 7% and average daily LTL shipment growth of 4%.

Operating results improved primarily due to the benefit from higher LTL revenue per shipment.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $62 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 400,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, Statistical Books and second quarter fiscal 2018 Earnings Presentation. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EST on December 19, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (“SEC”) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, a significant data breach or other disruption to our technology infrastructure, the ongoing impact of the June 27 cyberattack affecting TNT Express, our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame or at the expected cost, changes in fuel prices or currency exchange rates, our ability to match capacity to shifting volume levels, new U.S. domestic or international government regulation, our ability to effectively operate, integrate and leverage acquired businesses, our ability to achieve our FedEx Express segment profit improvement goal, legal challenges or changes related to owner-operators engaged by FedEx Ground and the drivers providing services on their behalf, disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service, the impact from any terrorist activities or international conflicts and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Second Quarter Fiscal 2018 and Fiscal 2017 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted second quarter fiscal 2018 and 2017 consolidated operating income and margin, net income and diluted earnings per share, and adjusted second quarter fiscal 2018 and 2017 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of TNT Express integration expenses.

We expect to incur significant expenses over the next few years in connection with our integration of TNT Express. We have adjusted our second quarter fiscal 2018 and 2017 financial measures and the FedEx Express segment second quarter fiscal 2018 and 2017 financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and wages, advertising expenses and travel. Internal salaries and wages are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses also include any restructuring charges at TNT Express.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or

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similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2018 Earnings Guidance

Our fiscal 2018 earnings guidance is a non-GAAP financial measure because it excludes the fiscal 2018 year-end MTM pension accounting adjustments, charges related to certain first quarter FedEx Trade Networks legal matters and projected fiscal 2018 TNT Express integration expenses, including any restructuring charges at TNT Express. Our fiscal 2018 ETR forecast is a non-GAAP financial measure because it excludes the fiscal 2018 year-end MTM pension accounting adjustments.

We have provided a non-GAAP earnings guidance measure for the same reasons that were outlined above for historical non-GAAP measures. The fiscal 2018 year-end MTM pension accounting adjustments are excluded from our fiscal 2018 earnings guidance because these non-cash items are unrelated to our core operating performance. Similarly, charges related to certain first quarter FedEx Trade Networks legal matters are excluded from our fiscal 2018 earnings guidance because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying business. TNT Express integration expenses are excluded from our fiscal 2018 earnings guidance for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM pension accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2018 earnings guidance or ETR forecast. For this reason, a full reconciliation of our fiscal 2018 earnings guidance or ETR forecast to the most directly comparable GAAP measure is impracticable. It is reasonably possible, however, that our fourth quarter fiscal 2018 MTM pension accounting adjustments could have a material impact on our fiscal 2018 consolidated financial results and ETR. The last table included below outlines the impact of the items that are excluded from our earnings guidance, other than the year-end MTM pension accounting adjustments.

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Second Quarter Fiscal 2018

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share[3]
GAAP measure	$1,262	7.7%	$364	$775	$2.84
TNT Express integration expenses[4]	122	0.8%	31	91	0.33

Non-GAAP measure	$1,384	8.5%	$395	$866	$3.18

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$717	7.7%
TNT Express integration expenses	96	1.0%

Non-GAAP measure	$813	8.7%

Second Quarter Fiscal 2017

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,167	7.8%	$378	$700	$2.59
TNT Express integration expenses[4]	58	0.4%	8	50	0.18

Non-GAAP measure	$1,225	8.2%	$386	$750	$2.77

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$706	8.2%
TNT Express integration expenses	28	0.3%

Non-GAAP measure	$734	8.5%

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Fiscal 2018 Earnings Outlook

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM pension accounting adjustments (non-GAAP)[5]		$11.45 to $12.05
TNT Express integration expenses	$450
Income tax effect[1]	(116)

Net of tax effect	$334	1.23

FedEx Trade Networks legal matters	$7
Income tax effect[1]	(2)

Net of tax effect	$5	0.02

Earnings per diluted share with adjustments[5]		$12.70 to $13.30

Notes:

1 –	Income taxes are based on the company’s approximate statutory tax rates (under current U.S. tax laws) applicable to each transaction.
2 –	Effect of “Total other (expense) income” on net income amount not shown.
3 –	Does not sum to total due to rounding.
4 –	These expenses were recognized at FedEx Corporate and FedEx Express.
5 –	The year-end MTM pension accounting adjustments, which are impracticable to calculate at this time, are excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2018

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2017	2016	% B/(W)	2017	2016	%
Revenue:
FedEx Express segment	$9,354	$8,642	8%	$18,006	$17,102	5%
FedEx Ground segment	4,929	4,419	12%	9,568	8,709	10%
FedEx Freight segment	1,762	1,597	10%	3,514	3,255	8%
FedEx Services segment	416	414	—	816	809	1%
Eliminations and other	(148)	(141)	5%	(294)	(281)	5%

Total Revenue	16,313	14,931	9%	31,610	29,594	7%

Operating Expenses:
Salaries and employee benefits	5,742	5,353	7%	11,260	10,664	6%
Purchased transportation	3,840	3,431	12%	7,285	6,671	9%
Rentals and landing fees	835	802	4%	1,653	1,592	4%
Depreciation and amortization	756	740	2%	1,507	1,479	2%
Fuel	818	658	24%	1,521	1,308	16%
Maintenance and repairs	665	579	15%	1,340	1,177	14%
Other	2,395	2,201	9%	4,665	4,272	9%

Total Operating Expenses	15,051	13,764	9%	29,231	27,163	8%

Operating Income:
FedEx Express segment	717	706	2%	1,150	1,316	(13%)
FedEx Ground segment	521	465	12%	1,147	1,075	7%
FedEx Freight segment	118	88	34%	294	223	32%
Eliminations, corporate and other	(94)	(92)	2%	(212)	(183)	16%

Total Operating Income	1,262	1,167	8%	2,379	2,431	(2%)

Other Income (Expense):
Interest, net	(124)	(119)	4%	(238)	(232)	3%
Other, net	1	30	NM	(20)	21	NM

Total Other Expense	(123)	(89)	38%	(258)	(211)	22%
Pretax Income	1,139	1,078	6%	2,121	2,220	(4%)
Provision for Income Taxes	364	378	(4%)	750	805	(7%)

Net Income	$775	$700	11%	$1,371	$1,415	(3%)

Diluted Earnings Per Share	$2.84	$2.59	10%	$5.03	$5.24	(4%)

Weighted Average Common and Common Equivalent Shares	272	270	1%	272	270	1%
Capital Expenditures	$1,577	$1,466	8%	$2,621	$2,681	(2%)

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2018

(In millions)

	Nov. 30, 2017
	(Unaudited)	May 31, 2017
ASSETS

Current Assets
Cash and cash equivalents	$2,768	$3,969
Receivables, less allowances	8,655	7,599
Spare parts, supplies and fuel, less allowances	533	514
Prepaid expenses and other	925	546

Total current assets	12,881	12,628
Property and Equipment, at Cost	53,240	50,626
Less accumulated depreciation and amortization	25,950	24,645

Net property and equipment	27,290	25,981

Other Long-Term Assets
Goodwill	7,325	7,154
Other assets	2,785	2,789

Total other long-term assets	10,110	9,943

	$50,281	$48,552

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Short-term borrowings	$250	—
Current portion of long-term debt	11	22
Accrued salaries and employee benefits	1,912	1,914
Accounts payable	3,147	2,752
Accrued expenses	2,907	3,230

Total current liabilities	8,227	7,918

Long-Term Debt, Less Current Portion	15,180	14,909

Other Long-Term Liabilities
Deferred income taxes	3,088	2,485
Pension, postretirement healthcare and other benefit obligations	3,868	4,487
Self-insurance accruals	1,651	1,494
Deferred lease obligations	633	531
Deferred gains, principally related to aircraft transactions	122	137
Other liabilities	457	518

Total other long-term liabilities	9,819	9,652

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,055	3,005
Retained earnings	21,785	20,833
Accumulated other comprehensive loss	(434)	(415)
Treasury stock, at cost	(7,383)	(7,382)

Total common stockholders’ investment	17,055	16,073

	$50,281	$48,552

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2018

(In millions)

(Unaudited)

	Six Months Ended
	November 30
	2017	2016
Operating Activities:
Net income	$1,371	$1,415
Noncash charges:
Depreciation and amortization	1,507	1,479
Other, net	546	489
Gain from sale of an investment	—	(35)
Changes in operating assets and liabilities, net	(1,926)	(713)

Net cash provided by operating activities	1,498	2,635

Investing Activities:
Capital expenditures	(2,621)	(2,681)
Business acquisitions, net of cash acquired	(44)	—
Proceeds from asset dispositions and other	12	100

Net cash used in investing activities	(2,653)	(2,581)

Financing Activities:
Proceeds from short-term borrowings	250	—
Principal payments on debt	(28)	(43)
Proceeds from stock issuances	205	164
Dividends paid	(268)	(213)
Purchase of treasury stock	(270)	(334)
Other, net	3	(5)

Net cash used in financing activities	(108)	(431)

Effect of exchange rate changes on cash	62	(98)

Net decrease in cash and cash equivalents	(1,201)	(475)

Cash and cash equivalents at beginning of period	3,969	3,534

Cash and cash equivalents at end of period	$2,768	$3,059

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2017	2016	%	2017	2016	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,787	$1,709	5%	$3,537	$3,431	3%
U.S. Overnight Envelope	432	422	2%	882	865	2%

Total U.S. Overnight	2,219	2,131	4%	4,419	4,296	3%
U.S. Deferred	922	834	11%	1,800	1,644	9%

Total U.S. Package Revenue	3,141	2,965	6%	6,219	5,940	5%

International Priority	1,839	1,762	4%	3,580	3,477	3%
International Economy	815	716	14%	1,585	1,409	12%

Total International Export Package	2,654	2,478	7%	5,165	4,886	6%
International Domestic[1]	1,214	1,088	12%	2,258	2,103	7%

Total Package Revenue	7,009	6,531	7%	13,642	12,929	6%

Freight Revenue:
U.S.	688	612	12%	1,301	1,228	6%
International Priority	560	476	18%	1,030	925	11%
International Economy	481	419	15%	862	828	4%
International Airfreight	90	93	(3%)	173	186	(7%)

Total Freight Revenue	1,819	1,600	14%	3,366	3,167	6%
Other Revenue[2]	526	511	3%	998	1,006	(1%)

Total Express Revenue	$9,354	$8,642	8%	$18,006	$17,102	5%

Operating Expenses:
Salaries and employee benefits	3,321	3,114	7%	6,517	6,223	5%
Purchased transportation	1,502	1,352	11%	2,868	2,677	7%
Rentals and landing fees	498	485	3%	988	972	2%
Depreciation and amortization	412	412	—	829	832	—
Fuel	703	565	24%	1,306	1,120	17%
Maintenance and repairs	447	379	18%	907	772	17%
Intercompany charges	505	468	8%	993	930	7%
Other	1,249	1,161	8%	2,448	2,260	8%

Total Operating Expenses	8,637	7,936	9%	16,856	15,786	7%

Operating Income	$717	$706	2%	$1,150	$1,316	(13%)

Operating Margin	7.7%	8.2%	(0.5 pts )	6.4%	7.7%	(1.3 pts )

1 -	International Domestic revenues represent international intra-country operations.
2 -	Includes FedEx Trade Networks.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Second Quarter Fiscal 2018

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2017	2016	%	2017	2016	%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,248	1,283	(3%)	1,217	1,269	(4%)
U.S. Overnight Envelope	547	557	(2%)	552	563	(2%)

Total U.S. Overnight Package	1,795	1,840	(2%)	1,769	1,832	(3%)
U.S. Deferred	938	866	8%	907	845	7%

Total U.S. Domestic Package	2,733	2,706	1%	2,676	2,677	—

International Priority	544	538	1%	523	519	1%
International Economy	277	259	7%	265	248	7%

Total International Export Package	821	797	3%	788	767	3%
International Domestic[2]	2,830	2,696	5%	2,622	2,500	5%

Total Average Daily Packages	6,384	6,199	3%	6,086	5,944	2%

Yield (Revenue Per Package):
U.S. Overnight Box	$22.73	$21.15	7%	$22.70	$21.13	7%
U.S. Overnight Envelope	12.53	12.00	4%	12.48	11.98	4%

U.S. Overnight Composite	19.62	18.38	7%	19.51	18.31	7%
U.S. Deferred	15.58	15.30	2%	15.51	15.21	2%

U.S. Domestic Composite	18.24	17.39	5%	18.15	17.33	5%

International Priority	53.67	52.06	3%	53.47	52.41	2%
International Economy	46.77	43.80	7%	46.86	44.28	6%

Total International Export Composite	51.34	49.37	4%	51.25	49.78	3%
International Domestic[2]	6.81	6.40	6%	6.73	6.57	2%

Composite Package Yield	$17.43	$16.72	4%	$17.51	$16.99	3%

FREIGHT STATISTICS[1]

Average Daily Freight Pounds (000s):
U.S.	8,475	8,177	4%	8,095	8,121	—
International Priority	5,706	5,417	5%	5,300	5,099	4%
International Economy	13,231	12,593	5%	11,733	11,863	(1%)
International Airfreight	2,016	1,959	3%	1,895	1,913	(1%)

Total Avg Daily Freight Pounds	29,428	28,146	5%	27,023	26,996	—

Revenue Per Freight Pound:
U.S.	$1.29	$1.19	8%	$1.26	$1.18	7%
International Priority	1.56	1.39	12%	1.52	1.42	7%
International Economy	0.58	0.53	9%	0.57	0.55	4%
International Airfreight	0.71	0.76	(7%)	0.71	0.76	(7%)

Composite Freight Yield	$0.98	$0.90	9%	$0.97	$0.92	5%

Operating Weekdays	63	63	—	128	128	—

1 -	Package and freight statistics do not include FedEx Trade Networks.
2 -	International Domestic represents international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2017	2016	%	2017	2016	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$4,521	$4,015	13%	$8,762	$7,906	11%
FedEx Supply Chain	408	404	1%	806	803	—

Total Revenues	4,929	4,419	12%	9,568	8,709	10%

Operating Expenses:
Salaries and employee benefits	919	820	12%	1,755	1,586	11%
Purchased transportation	2,100	1,861	13%	3,959	3,553	11%
Rentals	207	189	10%	408	370	10%
Depreciation and amortization	177	168	5%	350	331	6%
Fuel	4	3	33%	6	5	20%
Maintenance and repairs	85	78	9%	167	154	8%
Intercompany charges	362	328	10%	716	653	10%
Other	554	507	9%	1,060	982	8%

Total Operating Expenses	4,408	3,954	11%	8,421	7,634	10%

Operating Income	$521	$465	12%	$1,147	$1,075	7%

Operating Margin	10.6%	10.5%	0.1 pts	12.0%	12.3%	(0.3 pts )

OPERATING STATISTICS[1]

Operating Weekdays	63	63	—	128	128	—
Average Daily Package Volume (000s)	8,576	8,005	7%	8,125	7,692	6%
Yield (Revenue Per Package)	$8.35	$7.95	5%	$8.41	$8.02	5%

1 -	Operating statistics include only the operations of FedEx Ground (including FedEx SmartPost).

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2017	2016	%	2017	2016	%
FINANCIAL HIGHLIGHTS

Revenue	$1,762	$1,597	10%	$3,514	$3,255	8%
Operating Expenses:
Salaries and employee benefits	828	761	9%	1,630	1,533	6%
Purchased transportation	271	250	8%	529	509	4%
Rentals	37	35	6%	73	65	12%
Depreciation and amortization	73	66	11%	142	130	9%
Fuel	112	92	22%	209	183	14%
Maintenance and repairs	60	55	9%	117	109	7%
Intercompany charges	128	124	3%	254	250	2%
Other	135	126	7%	266	253	5%

Total Operating Expenses	1,644	1,509	9%	3,220	3,032	6%

Operating Income	$118	$88	34%	$294	$223	32%

Operating Margin	6.7%	5.5%	1.2 pts	8.4%	6.9%	1.5 pts

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—	127	127	—
Average Daily LTL Shipments (000s)
Priority	76.3	72.7	5%	75.3	72.6	4%
Economy	32.3	31.4	3%	32.0	31.9	—

Total Average Daily LTL Shipments	108.6	104.1	4%	107.3	104.5	3%
Weight Per LTL Shipment (lbs)
Priority	1,201	1,165	3%	1,192	1,171	2%
Economy	1,153	1,113	4%	1,150	1,105	4%

Composite Weight Per LTL Shipment	1,187	1,149	3%	1,180	1,151	3%
LTL Revenue/Shipment
Priority	$232.25	$220.34	5%	$229.17	$218.89	5%
Economy	286.35	261.28	10%	281.64	258.26	9%

Composite LTL Revenue/Shipment	$248.36	$232.70	7%	$244.81	$230.90	6%
LTL Revenue/CWT
Priority	$19.34	$18.92	2%	$19.22	$18.70	3%
Economy	24.84	23.48	6%	24.49	23.37	5%

Composite LTL Revenue/CWT	$20.93	$20.25	3%	$20.75	$20.07	3%